Exhibit 99.1

Vaporin Announces Proposed Merger with Vapor Corp.

Enters Into Binding Term Sheet

Miami, Fla., November 6, 2014 – Vaporin, Inc. (OTCQB: VAPO; “Vaporin”), a distributor and marketer of vaporizers and e-liquids products, announced today that it has executed a binding term sheet (the “Term Sheet”) to enter into a merger with Vapor Corp. (NASDAQCM: VPCO; “Vapor”), a U.S.-based vaporizer and electronic cigarette company.

As contemplated in the Term Sheet, NASDAQ listed Vapor will be the surviving entity of the merger and Vaporin stockholders would collectively own 45.0% of the issued and outstanding capital stock of the combined company. The transaction is subject to approval by Vaporin and Vapor stockholders, execution of a definitive Merger Agreement, and other customary closing conditions. Any further announcement in connection with the merger will be made when appropriate.

Greg Brauser, Chief Operating Officer of Vaporin, commented: “We are excited to combine Vaporin’s streamlined supply chain, marketing strategies, and innovative product lines with Vapor Corp’s wide distribution capabilities. Leveraging the combined synergies of our two companies will allow us to more rapidly and efficiently capture market share in an expanding market. This merger presents a prime consolidation opportunity for us to continue down the path of aggressive expansion aligned with market demand.”

About Vaporin, Inc.

Vaporin is a distributor and marketer of vaporizers and e-liquids products. The Company focuses on a multi-pronged revenue model comprised of convenience store sales, online retail continuity programs, vending machines, and the acquisition and opening of brick and mortar retail stores. Vaporin’s innovative technology offers the taste of traditional cigarettes without any tar, tobacco, smoke and odor. As an alternative to traditional cigarettes, the unique Vaping Pens product line and Made-In-USA E-Liquid is what makes Vaporin one of the emerging brands in the market. Vaporin is not just an alternative to traditional smoking, but a lifestyle. For more information please visit, www.vaporin.com.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains certain forward-looking statements including statements relating to the closing of the Merger and capturing market share following the Merger. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “estimates” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Vaporin to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ from those in the forward-looking statements include any issues which may affect the required regulatory approvals issues which may affect the integration of the two companies, and the future operating results of each company. Certain of these factors and risks, as well as other risks and uncertainties are stated in Vaporins’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in Vaporin’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this press release, and Vaporin assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Additional Information and Where to Find It.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger and upon the execution of a definitive merger agreement, Vapor intends to file a Registration Statement on Form S-4 that will include a joint proxy statement of Vapor and Vaporin and a prospectus of Vapor with the Securities and Exchange Commission (the “Commission”). Both Vapor and Vaporin may file other documents with the Commission regarding the proposed transaction. If a definitive merger agreement is executed by the parties, a definitive joint proxy statement will be mailed to the stockholders of Vapor and Vaporin. Investors and security holders are advised to read the joint proxy statement/prospectus when it becomes available, and any other relevant documents filed with the commission, as well as any amendments or supplements to the documents, because they will contain important information. Investors and security holders may obtain a free copy of the registration statement (when available), including the joint proxy statement/prospectus and other documents containing information about Vapor and Vaporin at the Commission’s website at www.sec.gov. These documents may be accessed and downloaded for free at Vapor’s website at http://www.vapor-corp.com or by directing a request to Harlan Press, Chief Financial Officer, Vapor Corp., at 3001 Griffin Road, Dania Beach, Florida 33312, telephone (888) 766-5351 or at www.vaporin.com or by directing a request to Jim Martin, Chief Financial Officer, Vaporin, Inc. at 4400 Biscayne Boulevard, Miami, Florida 33137, telephone (305) 576-9298.

Participants in the Solicitation.

This communication is not a solicitation of a proxy from any security holder of Vapor or Vaporin. However, Vapor and Vaporin, Vapor, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from Vapor’s and Vaporin’s stockholders in respect of the proposed merger. Information regarding the directors and executive officers of Vapor may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Registrant Form 10-K”), which was filed with the Commission on February 26, 2014 and2014, and its Current Report on Form 8-K dated April 25, 2014 , as filed with the Commission on April 28, 2014, both of which Reports can be obtained free of charge from Vapor’s website. Information regarding the directors and executive officers of Vaporin may be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Vaporin Form 10-K”), which was filed with the Commission on March 27, 2014 and can be obtained free of charge from Vaporin’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the Commission when they become available.